UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 19, 2018

BIOSTAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34708	20-8747899
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 588 Shiji Avenue, Xiangyang City, Shaanxi Province, People’s Republic of China 712046
(Address of Principal Executive Office) (Zip Code)

86-029-33686638
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 19, 2018 Biostar Pharmaceuticals, Inc. (the Company) received a notification letter from Nasdaq Listing Qualifications (“Nasdaq”) advising the Company that following review of the Company’s plan of compliance, the Nasdaq staff determined to delist the Company’s common stock from the Nasdaq Capital Market. The delisting notification stated that such delisting would be effective at the opening of business on July 30, 2018 unless the Company requests an appeal of the delisting determination.

As previously disclosed, the Company was cited for failures to comply with this Listing Rule because it had not filed its Form 10-K for the year ended December 31, 2017 and its Form 10-Q for the period ended March 31, 2018. Following these notifications, the Nasdaq staff granted the Company time and opportunity to submit a plan of compliance with its continued listing deficiencies.

The Nasdaq delisting determination noted that the Company did not provide a definitive plan to achieve compliance with the Nasdaq continued listing requirements. Specifically, the delisting determination referenced doubts regarding the Company’s ability to continue as a going concern given the seriousness of the Company’s financial position, the Company’s current inability to pay its independent auditors to complete the 2017 audit work, and the Nasdaq staff’s concerns surrounding the previously disclosed events that led to the seizing of certain of the Company’s assets, as the bases for the staff’s not granting the Company additional time to regain compliance with the Listing Rule 5250(c)(1).

The Company intends to appeal the Nasdaq delisting determination by requesting a hearing before a Nasdaq listing qualifications panel. A timely request will stay the delisting of the Company’s securities only for a period of 15 days from the date of the request, although the Company may request a stay of suspension, pending the hearing. While the Company intends to request such stay, there is no assurance that it will be granted for any additional time, if at all. The hearing date will be determined by Nasdaq and should occur within 45 days from the date of the request. The Company plans to address ongoing non-compliance matters before the Nasdaq panel. There can be no assurance that, following the hearing, the panel will grant the Company’s request for continued listing on the Nasdaq Capital Market. If the panel does not grant the Company’s request for additional time, its securities will be subject to delisting and the liquidity and marketability of the Company’s common stock would be adversely affected.

If the Company is delisted from the Nasdaq Capital Market, its common stock may be traded over-the-counter on the OTC Bulletin Board or in the “pink sheets” if one or more market makers seeks and obtains approval by the Financial Industry Regulatory Authority (FINRA) to continue quoting in the Company’s common stock. The over-the-counter market, however, is generally considered to be less efficient than the Nasdaq Capital Market. Many over-the-counter stocks trade less frequently and in smaller volumes than securities traded on the Nasdaq markets, which would likely have a material adverse effect on the liquidity and value of the Company’s common stock.

Certain statements in this report that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to materially differ from such statements. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertake no obligation to, update or revise any forward-looking statement.

Item 8.01 Other Events

On July 25, 2018, the Company issued a press release relating to the foregoing event, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.           Description

99.1          Press release dated July 25, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Biostar Pharmaceuticals, Inc.

By:	/s/ Ronghua Wang
Ronghua Wang Chief Executive Officer

Date:          July 25, 2018